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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the prospectus, which is part of this registration statement, of our report dated February 16, 2000, relating to the consolidated financial statements of GlobeNet Communications Group Limited, which appear in Amendment No.2 to 360networks inc.'s Registration Statement on Form F-1 (No. 333-95621), filed with the Commission on April 18, 2000 on pages F-48 to F-67.

    We also consent to the references to us under the heading "Experts" in the prospectus, which is part of this registration statement.

/s/ PRICEWATERHOUSECOOPERS LLP
Toronto, Canada
May 25, 2001